EXHIBIT 23.1

Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd - Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Consent of Independent Registered Public Accounting Firm

We consent only to the inclusion in Form 10-Q for the period ending June 30, 2013 the financial statements of mLight Tech, Inc. for the quarter ending June 30, 2013.

Clearwater, Florida

August 12, 2013